Exhibit 10.3
AIRFRAME SALE AGREEMENT
dated as of June 27, 2007
between
KITTY HAWK AIRCARGO, INC.,
Seller,
and
AIRLEASE INTERNATIONAL, INC.,
Buyer.

AIRFRAME SALE AGREEMENT
          THIS AIRFRAME SALE AGREEMENT, executed this 27th day of June, 2007 (the “Execution Date”), but effective as of May 1, 2007 (the “Effective Date”) (this “Agreement”) is between KITTY HAWK AIRCARGO, INC., a Texas corporation (“Seller”), and AirLease International, Inc., a Texas corporation (“Buyer”). Capitalized terms used herein, unless otherwise defined herein, shall have the meanings ascribed to such terms in Section 1 of this Agreement.
RECITALS
     WHEREAS, Seller owns:
Six (6) Boeing 727-200 Airframes Bearing Manufacturer’s Serial Numbers 21269, 20041, 20664, 21512, 21513, and 20997 together with all loose equipment, logbooks, manuals and records in the possession of Seller, and excluding engines and QEC components (collectively, “the Airframes”). Each Airframe will be equipped and in the condition required for FAA Part 121 cargo operations.
     WHEREAS, subject to the terms and conditions of this Agreement, Seller wishes to sell the Airframes to Buyer, and Buyer wishes to buy the Airframes from Seller.
     NOW, THEREFORE, in consideration of the mutual covenants and premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:
Section 1. Definitions.
     The following terms, when capitalized, shall have the following meanings for all purposes of this Agreement, except where the context otherwise requires:
     “Affiliate” of any Person means any other Person (i) directly or indirectly controlling, directly or indirectly controlled by or under direct or indirect common control with such Person; (ii) that beneficially owns or holds (directly or through a Subsidiary) 50% or more of the voting power of any class of voting securities of the Person; or (iii) 50% or more of the voting securities (or in the case of a Person which is not a corporation, 50% or more of the equity interest) of which is beneficially owned or held by the Person or a Subsidiary thereof. For purposes of this definition, “control” when used with respect to any specified Person shall mean the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

     “Bill of Sale” means the long form Bill of Sale, in the form attached hereto as Exhibit “B” from Seller to Buyer.
     “Business Day” means any day other than a Saturday, Sunday or day on which commercial banking institutions are required or authorized by law to close in New York, New York.
     “Buyer” has the meaning set forth in the preamble hereof.
     “Delivery” means, with respect to the Airframe, the time at which the Buyer obtains title to such Airframe in accordance with this Agreement.
     “Delivery Date” means the “Effective Date,” as previously defined.
     “Delivery Location” shall have the meaning set forth in Section 3(a).
     “Delivery Receipt” means the Delivery Receipt in the form attached hereto as Exhibit “A.”
     “Dollars” and the sign “$” mean the lawful currency of the United States of America.
     “Event of Loss” means any loss or destruction of the Airframe.
     “Governmental Body” means any national government, political subdivision thereof, or local jurisdiction therein or any instrumentality, board, court, agency or commission thereof.
     “Losses” means losses, costs, expenses, fees (including legal fees and disbursements), payments, demands, liabilities, claims, actions, proceedings, penalties, fines, damages and judgments of any kind and nature whatsoever (other than Taxes).
     “Payment Date” means that date within three (3) business days after the Execution Date.
     “Person” means an individual, corporation, national banking association, partnership, limited liability company, trust, unincorporated association, joint venture, joint-stock company, Governmental Body or any other entity.
     “Purchase Price” means the total sale price for six (6) Airframes shall be one million four hundred thousand dollars ($1,400,000.00).
     “Sale Documents” means this Agreement, the Bill of Sale and the Delivery Receipt.
     “Seller” has the meaning set forth in the preamble hereto.

     “Seller Indemnitees” means Seller and its respective directors, members, managers, servants, agents, employees, successors and assigns.
     “Subsidiary” of any Person means any other Person more than 50% of the outstanding voting stock of which is at the time owned or controlled directly or indirectly by the Person or a Subsidiary thereof.
     Section 2. Sale of Airframe; Purchase Price.
     (a) Sale of Airframe. Subject to the terms of this Agreement, effective as of the Delivery Date for the Airframes, the Seller shall sell the Airframes to the Buyer, and the Buyer shall purchase the Airframes from the Seller. The obligation of the Seller and the Buyer to effect such sale and purchase shall be subject only to the compliance or waiver of their respective conditions precedent set forth in Section 4 hereof.
     (b) Purchase Price. The Purchase Price for the Airframes shall be paid by the Buyer to the Seller on or before the Payment Date.
     (c) Payment
     The payments provided for herein shall be paid to KHA via wire transfer to account number:
Beneficiary: Kitty Hawk Aircargo, Inc.
Capital One, N.A.
14651 Dallas Parkway, Suite 300
ABA # 111 901 014
Account # 3620477833
Swift code: HIBKUS44
     With confirmation of payment concurrently sent to the attention of Jessica Wilson, Chief Accounting Officer, 1535 W. 20th St., P.O. Box 612787, DFW Int’l Airport, TX 75261.
     Section 3. Airframe Delivery, Title, Risk of Loss.
     (a) Place of Delivery. Delivery of the Airframes shall be at Seller’s Dallas, Texas headquarters.
     (b) Condition of Airframe. Buyer confirms that the Airframes and the related logbooks, manuals and records have been made available to it, that it has inspected the Airframes and such logbooks, manuals and records and the condition of the Airframes, logbooks, manuals and records are acceptable to it for all purposes. Buyer shall be given the opportunity, upon notice from Seller two days prior to the scheduled Delivery Date of the Airframes, to inspect such Airframe, logbooks, manuals and records to confirm that same are not in materially different condition than when inspected and accepted by Buyer.
     (c) Title and Risk of Loss. All right, title and interest in and to the Airframes and the risk of loss or destruction of, or damage to, the Airframes and all other risks relating thereto shall pass to Buyer upon the delivery (and release) of the Bill of Sale therefor to Buyer.
     (d) Event of Loss. In the event that, prior to the Payment Date, such Airframe suffers an Event of Loss, then the Seller shall immediately notify the Buyer in writing of such occurrence and such notice shall discharge and terminate all obligations and liabilities of the parties hereunder with respect to such Airframe.
     (e) Force Majeure. The Seller shall not be liable for any delay or failure in Delivery of the Airframes or the performance of any other obligation under this Agreement where such failure or delay is the result of any cause or matter beyond the Seller’s reasonable control.
     Section 4. Conditions Precedent.
     (a) The obligation of the Seller to sell the Airframes on the Delivery Date therefor pursuant to Section 2(a) hereof shall be subject only to the following conditions precedent, unless, in any case, waived by the Seller in its sole discretion:
(i) Buyer shall have paid in full the Purchase Price for such Airframes and paid it to Seller in accordance with Section 2(b) hereof;
(ii) Buyer shall have executed and delivered the Delivery Receipt for such Airframes to Seller;
(iii) the representations and warranties of the Buyer contained in Section 5 hereof shall be true and accurate in all material respects on and as of the Delivery Date as though made on and as of such date except to the extent that such representations and warranties relate solely to an earlier date (in which event such representations and warranties shall have been true and accurate on and as of such earlier date); and
(iv) such Airframes shall not have suffered an Event of Loss.
     (b) The obligation of the Buyer to purchase the Airframes and pay the Purchase Price therefor on the Delivery Date therefor shall be subject only to the following conditions precedent unless, in any case, waived by the Buyer in its sole discretion:

(i) the Seller shall have executed and delivered the Bill of Sale for such Airframes to Buyer;
(ii) the Seller shall have executed and delivered the Delivery Receipt for such Airframes to Buyer;
(iii) the Seller shall have executed and delivered to Buyer a certificate of conformance and non-incident statement on Seller’s letterhead in a form materially the same as Exhibit “C” attached hereto;
(iv) the representations and warranties of the Seller contained in Section 5 hereof shall be true and accurate in all material respects on and as of the Delivery Date as though made on and as of such date except to the extent that such representations and warranties relate solely to an earlier date (in which event such representations and warranties shall have been true and accurate on and as of such earlier date); and
(v) such Airframes shall not have suffered an Event of Loss prior to the Payment Date and shall be in the condition required herein.
Section 5. Representations and Warranties.
     (a) Representations and Warranties of the Seller. The Seller hereby represents and warrants to the Seller that:
(i) The Seller is a Texas corporation and has the corporate power and authority to perform its obligations under this Agreement and the other Sale Documents to which it is a party and this Agreement and the other Sale Documents to which it is a party have been duly authorized by all necessary corporate action on the part of Seller;
(ii) this Agreement has been duly executed and delivered by the Seller and constitutes, and each other Sale Document to which it is a party when executed and delivered by the Seller will constitute, the legal, valid and binding obligation of the Seller, enforceable in accordance with its terms, subject only to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and to general equitable principles;
(iii) the execution, delivery and performance by the Seller of this Agreement are not in violation of its certificate of incorporation or by-laws or of any indenture, mortgage, contract or other agreement to which the Seller is a party or by which it is bound or of any order or judgment applicable to the Seller or any law, government rule or regulation binding upon the Seller or applicable to its business generally and do not require the consent or approval of, or the giving of notice to, the registration with or the taking of any other action in respect of any Governmental Body;
(iv) there is no litigation or proceeding pending or, to the best knowledge of the Seller, threatened against the Seller an adverse decision in which would prohibit or materially frustrate the consummation by the Seller of the transactions contemplated by this Agreement or any other Sale Document to which it is a party;
(v) as of the Delivery Date, the Seller will be the legal owner of such Airframes and will transfer to Buyer good and marketable title to such Airframes, free and clear of all Liens, and;
(vi) as of each of the Delivery Date, the Execution Date and the Payment Date, the Seller is not, or will not, have any knowledge of any Losses which would otherwise be covered by or within the scope of Seller’s indemnification of Buyer and Buyer’s Indemnitees as provided in Section 7(c) of this Agreement.
     (b) Representations and Warranties of the Buyer. The Buyer hereby represents and warrants to the Seller that:
(i) The Buyer is Texas corporation and has the power and authority to perform its obligations under this Agreement and this Agreement has been duly authorized by all necessary action on the part of Buyer;
(ii) this Agreement has been duly executed and delivered by the Buyer and constitutes the legal, valid and binding obligation of the Buyer, enforceable in accordance with its terms, subject only to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and to general equitable principles;
(iii) the execution, delivery and performance by the Buyer of this Agreement are not in violation of its organizational documents or of any indenture, mortgage, contract or other agreement to which the Buyer is a party or by which it is bound or of any order or judgment applicable to the Buyer or any law, government rule or regulation binding upon the Buyer or applicable to its business generally and do not require the consent or approval of, or the giving of notice to, the registration with or the taking of any other action in respect of any Governmental Body;
(iv) there is no litigation or proceeding pending or, to the best knowledge of the Buyer, threatened against the Buyer an adverse decision in which would prohibit or materially frustrate the consummation by the Buyer of the transactions contemplated by this Agreement or any other Sale Document to which it is a party.
     (c) The Seller confirms that acceptance by the Seller of payment of the Purchase Price for the Airframes pursuant to Section 2 hereof on the Payment Date therefor will constitute a certification by the Seller that its representations and warranties contained in this Section 5 are true and accurate on and as of the Delivery Date and the Payment Date. The Buyer confirms that the payment by the Buyer of the Purchase Price for the Airframes pursuant to Section 2 hereof on the Delivery Date therefor will constitute a certification by the Buyer that its representations and warranties contained in this Section 5 are true and accurate on and as of the Delivery Date and the Payment Date.
     (d) The representations and warranties contained in this Section 5 shall survive the sale of the Airframes hereunder and the execution and delivery of the agreements contemplated hereby.
     (e) Disclaimer. Other than the express representations and warranties of the Seller set forth above in this Section 5 and in the Bill of Sale, the Airframes are being sold hereunder, “AS IS, WHERE IS” and THE BUYER ACKNOWLEDGES AND AGREES THAT THE SELLER NOR ANY OF ITS AFFILIATES, OFFICERS, DIRECTORS, MEMBERS, MANAGERS, EMPLOYEES OR REPRESENTATIVES HAS MADE OR WILL BE DEEMED TO HAVE MADE ANY TERM, CONDITION, REPRESENTATION, WARRANTY OR COVENANT EXPRESS OR IMPLIED (WHETHER STATUTORY OR OTHERWISE) AS TO (a) THE CAPACITY, AGE, VALUE, QUALITY, DURABILITY, DESCRIPTION, CONDITION (WHETHER OF THE AIRFRAME OR ANY PART THEREOF), DESIGN, WORKMANSHIP, MATERIALS, MANUFACTURE, CONSTRUCTION, OPERATION, DESCRIPTION, STATE, MERCHANTABILITY, PERFORMANCE, FITNESS FOR ANY PARTICULAR USE OR PURPOSE (INCLUDING THE ABILITY TO OPERATE OR REGISTER THE AIRFRAME OR USE THE AIRFRAME IN ANY OR ALL JURISDICTIONS) OR SUITABILITY OF THE AIRFRAME, OR ANY PART THEREOF, (b) THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, KNOWN OR UNKNOWN, APPARENT OR CONCEALED, EXTERIOR OR INTERIOR, AND (c) ANY IMPLIED WARRANTY ARISING FROM THE COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE, IT BEING UNDERSTOOD THAT NOTHING HEREIN WILL BE DEEMED TO LIMIT THE BUYER FROM AVAILING ITSELF OF ANY WARRANTIES, COVENANTS, AND REPRESENTATIONS OF ANY MANUFACTURER.
     Section 6. Taxes. The Buyer and the Seller shall reasonably endeavor to complete this transaction in a manner to avoid or minimize any transaction taxes. However, if such taxes are due, the Buyer shall pay any and all sales, other applicable transfer, use, value-added, stamp, registration and other similar taxes and any penalties, fines, additions to tax or interest thereon, (individually a “Tax”, and collectively called “Taxes”), imposed upon the Seller by any taxing jurisdiction or authority arising out of the sale of the Airframe hereunder; provided, however,

Buyer shall not have any obligation to pay Taxes imposed on the Seller by any Governmental Body in the state or country in which such other party is incorporated, organized or conducts any business. In the event that any taxes are due, assessed and/or paid by Buyer or Seller, Buyer and Seller each as to each other agree to assist and cooperate with each other to preserve and obtain any and all refunds or credits arising therefrom.
     Section 7. Indemnification.
     (a) Buyer assumes liability for, and hereby agrees to indemnify, protect, save and keep harmless each Seller Indemnitee from and against any and all Losses which may arise on or after the Payment Date in any manner out of or in relation to injury to or death of any persons whomsoever or loss or damage to any property of any Person and which may result from, or arise in any manner out of, or be attributable to (i) the condition, ownership, leasing, purchase, delivery, possession, disposition, use or operation of the Airframe or any part thereof either in the air or on the ground; or (ii) any defect in the Airframe or any part thereof arising from its manufacture or any material or article used therein or from the design, testing or use thereof or from any maintenance, service, repair, overhaul or testing of the Airframe, in the case of either (i) or (ii) in respect of Losses arising out of acts, omissions or events after the Payment Date; provided, however, that the Buyer’s obligations under this Section 7 to any Seller Indemnitee shall not extend to any Losses caused by the negligence or willful misconduct of any such Seller Indemnitee or arising from or related to the lease, use, operation, possession or use of any Airframe by Seller pursuant to the General Terms Agreement for the lease of the any Airframes between Buyer and Seller.
     (b) The Buyer hereby agrees to indemnify, reimburse, and hold harmless the Seller Indemnitees from any Losses arising out of (i) the breach by Buyer of any of its representations or warranties hereunder or any other Sale Document, and (ii) the non-performance by Buyer of its obligations hereunder or any other Sale Document.
     (c) Seller agrees to indemnify, protect, save and keep harmless Buyer and each of Buyer’s officers, directors, employees, agents, servants and contractors (collectively, “Buyer’s Indemnitees”) from and against any and all Losses which may have arisen either before the Effective Date or during the period from and after the Effective Date and on or before the Payment Date, in any manner out of or in relation to injury to or death of any persons whomsoever or loss or damage to any property of any Person and which may result from, or arise in any manner out of, or be attributable to (i) the condition, ownership, leasing, purchase, delivery, possession, disposition, use or operation of the Airframe or any part thereof either in the air or on the ground; or (ii) any defect in the Airframe or any part thereof arising from its manufacture or any material or article used therein or from the design, testing or use thereof or from any maintenance, service, repair, overhaul or testing of the Airframe, in the case of either (i) or (ii) in respect of Losses arising out of acts, omissions or events prior to the Payment Date; provided, however, that the Seller’s obligations under this Section 7 to Buyer or any Buyer’s

Indemnitee shall not extend to any Losses caused by the negligence or willful misconduct of Buyer or any such Buyer’s Indemnitee.
     Section 8. Assignment of Manufacturer’s Warranties. The Seller shall extend to the Buyer the rights and benefits, to the extent that the same are not extinguished by the sale of the Airframes or the passage of time, of any warranties, service life policies and patent indemnities of any manufacturer and any maintenance and overhaul agencies of and for such Airframe which the Seller may have to the extent that the same are assignable and transferable. The Seller also hereby grants to the Buyer rights of subrogation relating to any claim which the Seller may have under such warranties (if any) concerning the Airframes.
     Section 9. Default and Remedies.
     (a) The following events shall constitute events of default (hereafter “Events of Default”):
(i) if the Buyer shall fail to make any payment when due hereunder; or
(ii) if either party shall default in the performance of this Agreement and such default shall continue for five (5) Business Days after written notice of default to the defaulting party and is not thereafter waived; provided that no Event of Default shall be deemed to have occurred under this sub-section if the relevant party is using diligent efforts to cure the default as soon as may be practicable (but, in any case, within fourteen (14) days after notice from the other party); or
(iii) if the Seller or the Buyer shall file a voluntary petition in bankruptcy, or shall be adjudicated as bankrupt or insolvent, or shall file any petition or answer seeking any reorganization, composition, readjustment, liquidation or similar relief for itself under any present statute, law or regulation or any future statute, law or regulation adopted on or prior to the Delivery Date, or shall seek or consent to, or acquiesce in, the appointment of any trustee, or shall make any general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due; or
(iv) if a petition shall be filed against the Seller or the Buyer seeking any reorganization, composition, readjustment, liquidation or similar relief under any present statute, law or regulation or any future statute, law or regulation adopted on or prior to the Delivery Date or if any trustee, receiver or liquidator of either party is appointed.

     (b) Upon the occurrence of an Event of Default by one party under this Agreement, the other party shall be entitled, by notice in writing to the other, to terminate this Agreement and/or recover such damages and/or remedies as are available to it under applicable Law, and, in addition to such remedies of Seller, upon the occurrence of an Event of Default by Buyer, Seller shall, as liquidated damages for loss of a bargain and not as a penalty, retain any Deposit paid to Seller and Buyer shall have no further right or interest therein.
     Section 10. Broker’s Commissions. Each party hereto agrees that should any claim be made for commissions or other amounts by any broker or brokers by or through or on account of actions of that party, that party shall hold the other parties free and harmless from any and all claims, demands, liabilities, damages, losses, judgments and expenses of every kind (including legal fees, costs and related expenses) in connection therewith.
     Section 11. Miscellaneous.
     (a) Notice. All notices required or permitted hereunder shall be in writing and may be either telefaxed or sent by internationally recognized overnight courier service, addressed as follows:
     If to Seller:
Kitty Hawk Aircargo, Inc.
P.O. Box 612787
DFW Airport, Texas 75261-2787
Telephone: 972-456-2427
Facsimile: 972-456-2350
(Attention: Robert Barron)
     If to Buyer:
AirLease International, Inc.
Attn: Harold Woody, President
204 Whispering Hills Street
Hot Springs, AR 71901
(501) 318-2341 Fax
or to such other address as the party desiring the change advises the others from time to time through a notice given in accordance with the provisions of this Section 11(a). Any such notice shall be effective and shall be deemed to have been given, in the case of a facsimile, upon confirmation of receipt of such facsimile by the addressee (provided that if the date of dispatch is not a Business Day, it shall be deemed to have been received at the opening of business in the country of the addressee on the next Business Day), and in the case of a notice sent by courier service, when delivered personally (provided that if delivery is tendered but refused, such notice shall be deemed effective upon such tender).
     (b) Counterparts. This Agreement may be executed in counterparts, and each counterpart shall be an original, and all counterparts together shall be but one and the same Agreement.
     (c) Applicable Law; Jurisdiction. THIS AGREEMENT SHALL BE DEEMED TO HAVE BEEN NEGOTIATED AND MADE IN, AND SHALL BE GOVERNED AND INTERPRETED UNDER THE LAWS OF, THE STATE OF TEXAS, UNITED STATES, APPLICABLE TO AGREEMENTS MADE BY RESIDENTS THEREOF TO BE ENTIRELY PERFORMED THEREIN.
     (d) Dispute Resolution: The parties hereby agree that any dispute that arises under this Lease which is not disposed of by mutual agreement shall be resolved through mediation and/or arbitration. Specifically, any disputes arising out of or connected with this Lease will be submitted to mediation in Tarrant County, Texas, in accordance with the rules for alternative dispute resolutions set forth under Texas law. The parties will mutually cooperate to select the mediator to be used. Any and all information, negotiation and results of the mediation will remain confidential.
In the event that mediation is not successful, any remaining dispute that may arise in connection with any and all aspects of this Agreement, on the written request of either party, shall be submitted to binding arbitration in accordance with appropriate statutes of the State of Texas and the Commercial Arbitration Rules of the American Arbitration Association. Judgment upon the award rendered by the arbitrators may be entered in any court having appropriate jurisdiction. The parties agree to act in good faith to select a single, neutral arbitrator. If the parties are unable to do so within ninety (90) days after one party notifies the other party, in writing, of a dispute or claim, then each party shall appoint one person as arbitrator, and a third neutral arbitrator shall be chosen by the two arbitrators previously selected by the parties. The third arbitrator shall then conduct the arbitration alone. It is provided, however, that if there is no agreement as to the third arbitrator within sixty (60) days after the notice is served, then the third arbitrator shall be selected by a district judge in Tarrant County, Texas, having subject matter jurisdiction over the dispute. In such event, all three arbitrators shall conduct the arbitration. It is further agreed that the expenses of the arbitration shall be paid in proportions as the arbitrators decide, except that the successful party in any proceeding seeking enforcement of the provisions of this agreement shall be entitled to receive from the party not prevailing reasonable and necessary attorneys’ fees and expenses, in addition to any other sums to which such successful party may be entitled. The arbitrators shall decide the identity of the successful party for the purposes of the preceding sentence.

     (e) Time of the Essence. Time shall be of the essence in the performance of the duties of the parties hereto.
     (f) Captions and Paragraph Headings. Captions and paragraph headings used herein are for convenience only and are not a part of this Agreement and shall not be used in construing it.
     (g) Severability. In the event that any one or more of the provisions of this Agreement shall be invalid, illegal or unenforceable in any respect or in any jurisdiction, the validity, legality and enforceability of the remaining provisions contained herein or of the same provisions in any other jurisdiction shall not, in any way, be affected or impaired thereby.
     (h) Further Assurances. Seller and Buyer will promptly, at any time and from time to time, execute and deliver to each other such further instruments and documents and take such further action as may be required by law or as they may each reasonably request to establish, maintain and protect their respective rights and remedies and to carry out the intent of the parties under this Agreement.
     (i) Written Changes Only. No term or provision of this Agreement may be changed or waived orally, but only by an instrument in writing signed by the parties hereto.
     (j) Exclusiveness. This Agreement and the other Sale Documents are the complete and exclusive statement of the parties hereto with respect to the subject matter hereof and supersede all prior oral and written communications, proposals, agreements, representations, statements, negotiations and undertakings, whether express or implied, between the parties hereto with respect to the subject matter hereof.
     (k) Terms and Definitions. The terms and definitions, as herein contained, shall include the singular and/or plural, masculine, feminine and/or neuter, successors and/or permitted assigns wherever the context so requires or admits.
     (l) Successors and Assigns. This Agreement shall be binding upon, and shall inure to the benefit of and shall be enforceable by the parties hereto and their respective successors and assigns.
     (m) Confidentiality. This Agreement and the terms and conditions contained herein shall be and remain strictly privileged and confidential between the parties, and shall not be discussed, revealed, disseminated or divulged to the media or general public, or to any other third party, without the express prior written consent of the other party, which consent shall not be unreasonably withheld; except that (i) the Buyer may disclose any relevant term to a financial institution for the purpose of financing the purchase of the Airframe or any technical data to any potential purchaser or lessee of the Airframe from the Buyer; (ii) the Buyer may disclose any relevant term to its insurers for the purpose of insuring the Airframe; (iii) either party may disclose any relevant term to any of its Affiliates; (iv) either party may make any disclosure required by generally accepted accounting principles, by applicable Law or by any order of a court or other Governmental Body; (v) either party may make any disclosure in connection with any litigation relating to the transactions contemplated by this Agreement; (vi) either party, or their professional advisors, may make any disclosure to any of its agents, employees, auditors, lawyers, any Governmental Body having jurisdiction over it or any other person which it in good faith determines has reason to have knowledge of such information; (vii) either party may make any disclosure to the extent such information is publicly available through no fault of the party making the disclosure; (viii) either party may make any disclosure to the extent such disclosure is necessary to carry out its obligations hereunder; (ix) the Seller may make a press announcement in respect of the transactions contemplated hereby and may announce the same in any of its shareholder or other reports; and (x) subject to the Seller having approved the text and content of the same in advance, the Buyer may make a press announcement in respect of the transactions contemplated hereby and may announce the same in any of its shareholder or other reports.
     (n) Expenses. Except to the extent provided herein, each party will bear and be responsible for all costs and expenses incurred or to be incurred by it in connection with this Agreement and the transactions contemplated hereby.
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     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement through their respective duly authorized officers, as of the date and year first above written.

KITTY HAWK AIRCARGO, INC.

By:	/s/ Robbie Barron
Name: Robbie Barron
Title: VP & COO

AirLease International, Inc.

By:	/s/ Harold M. Woody
Name: Harold M. Woody
Title: President